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                                                                    EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated December 13, 2002, in the Registration Statement (Form S-1 No. 333-______) and related Prospectus of Western United Holding Company and Subsidiary for the registration of up to 6,000,000 shares of variable rate cumulative preferred stock, Series A.



                                               /s/ Ernst & Young LLP

Seattle, Washington
June 9, 2003